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                                                                       EXHIBIT 5



                         [Bell, Boyd & Lloyd Letterhead]

                                January 13, 1998



Einstein/Noah Bagel Corp.
14123 Denver West Parkway
Golden, Colorado 80401

                      Einstein/Noah Bagel Corp. Amended and
                       Restated 1997 Stock Option Plan and
                     Einstein/Noah Bagel Corp. 1997 Restated
                             ENBP Stock Option Plan
                       Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Einstein/Noah Bagel Corp., a Delaware corporation (the "Company"), in connection with the preparation, execution, and filing of the registration statement on Form S-8 of the Company (the "Registration Statement"), which covers an aggregate of 6,313,146 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock") of the Company, offered under the Company's Amended and Restated 1997 Stock Option Plan and 1997 Restated ENBP Stock Option Plan (collectively, the "Plans"). We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plans and such other documents, corporate and other records, certificates, and other papers as we deemed it necessary to examine for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized and legally existing under the laws of the State of Delaware.

         2. The Company has taken all action necessary to authorize (i) the Plans, (ii) the granting of options pursuant to the Plans, and (iii) the issuance or delivery of shares of its Common Stock in accordance with the Plans and upon the exercise of options granted pursuant to the Plans.

         3. The Shares, when sold upon the exercise of options granted pursuant to the Plans and paid for in accordance therewith, will constitute legally issued, fully paid, and nonassessable shares of Common Stock.



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Einstein/Noah Bagel Corp.
January 13, 1998
Page 2


         We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement for the registration of the Shares under the Securities Act of 1933, as amended. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                           Very truly yours,


                                           /s/ Bell, Boyd & Lloyd